Exhibit 10.2

SECOND AMENDMENT TO COMMON STOCK PURCHASE WARRANT

This Second Amendment to Common Stock Purchase Warrant (the “Amendment”) is entered into as of July 13, 2022 (the “Effective Date”) by and between _____________, an individual (the “Holder”) and Nestbuilder.com Corp., a Nevada corporation (the “Company”), for the purpose of amending that certain Common Stock Purchase Warrant dated February 4, 2022, issued by the Company in favor of the Holder, as amended by that certain First Amendment to Common Stock Purchase Warrant dated May 26, 2022 (the “Warrant Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant Agreement. In consideration of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend the Warrant Agreement, as provided by Section 7(l) of the Warrant Agreement, by executing this Amendment, and the parties hereto hereby enter into this Amendment, so as to agree with each other as follows:

1. Amendment to Section 3(b). Section 3(b) is hereby deleted in its entirety and replaced with the following:

“(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.045, subject to adjustment hereunder (the “Exercise Price”).”

2. Effect on Warrant Agreement. Except as amended or modified by this Amendment, the Warrant Agreement shall remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed by the parties hereto.

3. Counterparts. This Amendment may be executed in one or more counterparts each of which shall for all purposes be deemed an original, and all of such counterparts, taken together, shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

“Holder”	“Company”

Nestbuilder.com Corp.,
a Nevada corporation

[________________], an individual	By:	Alex Aliksanyan
	Its:	Chief Executive Officer